UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2018

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Securityholders

All resolutions proposed at the 2018 Annual General Meeting of Shareholders (“AGM”) of uniQure N.V. (“uniQure”) held on Wednesday, June 13, 2018 have been passed.  The total number of ordinary shares eligible to vote at the AGM was 36,987,788, with one vote per ordinary share with 28,217,619 ordinary shares being voted.

The shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s proxy statement:

Agenda Item 5 - To adopt the 2017 Dutch statutory annual accounts and treatment of the results

Regarding the proposal to adopt the Dutch statutory annual accounts for the financial year 2017, 28,214,469 votes cast in favor, 2,642 votes cast against, 508 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 6 - To discharge the liability of the Board of Directors (the “Board”)

Regarding the proposal to grant discharge to the members of the Board for the management and conducted policy during the financial year 2017, 28,127,078 votes cast in favor, 45,162 votes cast against, 45,379 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 7a - To re-elect Mr. Astley-Sparke as non-executive director

Regarding the proposal to re-elect Mr. Astley-Sparke as a non-executive director member of the Board for a term ending at the 2021 AGM, 23,700,362 votes cast in favor, 4,485,274 votes cast against, 31,983 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 7b - To elect Dr. Gut as non-executive director

Regarding the proposal to elect Dr. Gut as a non-executive director member of the Board for a term ending at the 2021 AGM, 28,204,846 votes cast in favor, 790 votes cast against, 11,983 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 7c - To elect Mr. Meek as non-executive director

Regarding the proposal to elect Mr. Meek as a non-executive director member of the Board for a term ending at the 2021 AGM, 28,204,546 votes cast in favor, 840 votes cast against, 12,233 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 8 - Amendment of the 2014 Restated Plan

Regarding the proposal to amend the 2014 Restated Plan, 19,531,698 votes cast in favor, 8,660,956 votes cast against, 24,965 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 9 - To designate the Board as the competent body to issue ordinary shares and options and to limit or exclude preemptive rights under the 2014 Restated Plan

Regarding the proposal to designate the Board as the competent body to issue ordinary shares and to grant rights to subscribe for ordinary shares under the 2014 Restated Plan for the duration of the

2014 Restated Plan and to limit or exclude pre-emption rights in connection therewith, 21,525,682 votes cast in favor, 6,662,420 votes cast against, 29,517 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 10 - Approval of the Employee Share Purchase Plan

Regarding the proposal to approve the Employee Share Purchase Plan, 28,180,683 votes cast in favor, 36,464 votes cast against, 472 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 11 — To renew the designation of the Board as the competent body to issue ordinary shares and options and to limit or exclude preemptive rights

Regarding the proposal to renew the designation of the Board as the competent body to issue ordinary shares and to grant rights to subscribe for ordinary shares for a term of 18 months with effect from the date of the 2018 AGM and to limit or exclude pre-emptive rights in connection therewith, 26,075,395 votes cast in favor, 2,140,655 votes cast against, 1,569 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 12 — To reauthorize the Board to repurchase ordinary shares

Regarding the proposal to reauthorize the Board to acquire the Company’s own fully paid-up ordinary shares up to a maximum of 10% of the issued share capital of the Company, 28,206,152 votes cast in favor, 9,332 votes cast against, 2,135 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 13 — To reappoint PwC as the independent registered public accounting firm of the Company for the 2018 financial year

Regarding the proposal to reappoint PricewaterhouseCoopers Accountants N.V. as the external auditor for the 2018 financial year, 27,897,511 votes cast in favor, 319,636 votes cast against, 472 votes abstained, 0 non-votes and 0 uncast votes.

Item 8.01 Other Events.

On June 13, 2018, the Company issued a press release entitled “uniQure Announces New Appointments to its Board of Directors.” The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated June 13, 2018, entitled “uniQure Announces New Appointments to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 15, 2018	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and interim Chief Financial Officer